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                                                                    Exhibit 4.20

                                  (Translation)

AGREEMENT MADE BY AND AMONG MR. JOSE RAMON ELIZONDO ANAYA ("JREA"); GRUPO IUSACELL, S.A. DE C.V. (FORMERLY, NUEVO GRUPO IUSACELL, S.A. DE C.V.), AND GRUPO IUSACELL CELULAR, S.A. DE C.V. (FORMERLY, GRUPO IUSACELL, S.A. DE C.V.) (JOINTLY, "IUSACELL"); AND IUSACELL'S SUBSIDIARIES, NAMELY, IUSACELL PCS, S.A. DE C.V., IUSATEL, S.A. DE C.V., IUSATELECOMUNICACIONES, S.A. DE C.V., INFOTELECOM, S.A. DE C.V., AND PUNTO-A-PUNTO IUSACELL, S.A. DE C.V. (COLLECTIVELY, "IUSACELL SUBSIDIARIES"), PURSUANT TO THE FOLLOWING BACKGROUND, REPRESENTATIONS AND CLAUSES:

                              B A C K G R O U N D :

      1. On November 1st, 1998, JREA and IUSACELL entered into a Joint Venture Formation Agreement (the "Joint Venture Agreement") pursuant to which JREA would make capital contributions to the IUSACELL SUBSIDIARIES. Such capital contributions would be effected by subscribing to and paying for the following shares of stock (the "Shares") of the IUSACELL SUBSIDIARIES:

            A)    IUSACELL PCS, S.A. DE C.V.
                        41,581,658 shares

            B)    IUSATEL, S.A. DE C.V.
                        235,720 shares

            C)    IUSATELECOMUNICACIONES, S.A. DE C.V.

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                        8,063,804 shares

            D)    INFOTELECOM, S.A. DE C.V.
                        2,002 shares

            E)    PUNTO-A-PUNTO IUSACELL, S.A. DE C.V.
                        2,550 shares

      A copy of the Joint Venture Agreement is hereto attached (Exhibit A).

      2. Under the Joint Venture Agreement, IUSACELL and JREA granted each other an option to sell and buy the IUSACELL SUBSIDIARIES Shares.

      3. On July 29, 2003, Movil Access, S.A. de C.V., acquired in a public offering 74.6317% of the shares of stock of Grupo Iusacell, S.A. de C.V.

      4. On October 3, 2003, JREA served a notice on IUSACELL to advise it that he was exercising his option to sell the IUSACELL SUBSIDIARIES Shares under the Joint Venture Agreement. A copy of such notice is hereto attached (Exhibit B).

      5. The parties have negotiated the Shares transfer and payment mechanism and have reached the covenants set forth in the Clauses of this Agreement.

                         R E P R E S E N T A T I O N S :

      The parties represent that they are legally qualified to bind themselves in the terms of the following

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                                 C L A U S E S :

      FIRST. The IUSACELL SUBSIDIARIES will hold such Shareholders' Meetings and take such action as may be necessary in order to redeem, by means of capital stock reductions, or otherwise transfer all of the Shares owned by JREA in each of the IUSACELL SUBSIDIARIES.

      SECOND. The full amount of the capital reimbursements resulting from the redemption of the IUSACELL SUBSIDIARIES Shares to be paid to JREA must be such that JREA receive US$11,193,883.50 (Eleven Million One Hundred and Ninety Three Thousand Eight Hundred and Eighty Three Dollars 50/100, currency of the United States of America), free of any income or any other tax withholding, pursuant to
Section 5.5(e) of the Joint Venture Agreement.

      THIRD. Pursuant to the preceding Clause, Iusacell PCS, S.A. de C.V., will pay JREA, on account of itself and/of the other IUSACELL SUBSIDIARIES, the full amount of the capital reimbursements mentioned above, within a term not to exceed 2 (two) years following October 3, 2003. The reimbursement will be paid to JREA in partial weekly installments which will be either deposited in or transferred to the account indicated for such purpose by JREA, at the rate of at least US$100,000 (One Hundred Thousand Dollars No/100 currency of the United States of America) from

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November 3, 2003, onward, which is the date on which the Shareholders' Meeting of Iusacell PCS, S.A. de C.V., the first of the IUSACELL SUBSIDIARIES, that will approve the respective capital stock reductions.

      FOURTH. Grupo Iusacell, S.A. de C.V., and Grupo Iusacell Celular, S.A. de C.V., agree to be jointly and severally liable to JREA for the payment obligations assumed by Iusacell PCS, S.A. de C.V., or any of the other IUSACELL SUBSIDIARIES hereunder. Therefore, Grupo Iusacell, S.A. de C.V., and Grupo Iusacell Celular, S.A. de C.V., are liable to JREA under Articles 1988 and 1989 of the Federal Civil Code [CODIGO CIVIL FEDERAL].

      Grupo Iusacell, S. A. de C. V., and Grupo Iusacell Celular, S.A. de C.V., further jointly undertake to post a civil bond [FIANZA CIVIL] in JREA's favor in order to guarantee fulfillment of the payment obligations assumed by Iusacell PCS, S.A. de C.V., and the other IUSACELL SUBSIDIARIES hereunder. Such bond will be posted directly by Grupo Iusacell, S.A. de C.V., and Grupo Iusacell Celular, S.A. de C.V., but it need not be issued by a bonding company, for which purpose the parties must execute the respective contract within ten (10) calendar days following the execution date hereof. Grupo Iusacell, S.A. de C.V., and Grupo Iusacell Celular, S.A. de C.V., hereby undertake to

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waive the benefits of order and excussio granted by Articles 2814 and 2815 of the Federal Civil Code.

      FIFTH. The unpaid balance of the full amount of the capital reimbursements to which reference is made in Clause Second hereof will bear interest at the rate of 14% (fourteen per cent) per annum from the date hereof, payable by Iusacell PCS, S.A. de C.V., or any of the other IUSACELL SUBSIDIARIES or else by IUSACELL to JREA on each anniversary date of the term mentioned in Clause Third hereof, until payment in full of such amount.

      SIXTH. Within a term not to exceed thirty (30) calendar days, all of the Shares which are the subject matter of this transaction will be conveyed to a trust created with a Mexican credit institution, whose main purpose will be, among others:

      (a) To guarantee payment to JREA of the capital reimbursement resulting from the redemption of the IUSACELL SUBSIDIARIES Shares.

      (b) To guarantee the return of the Shares to the IUSACELL SUBSIDIARIES after full payment of the capital reimbursement.

      SEVENTH. From the creation date of the trust mentioned in Clause Sixth hereof onward, the voting rights vested by the IUSACELL SUBSIDIARIES Shares conveyed in trust will be exercised at all times by the trust company as

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directed by IUSACELL. In the event that Iusacell PCS, S.A. de C.V., any of the other IUSACELL SUBSIDIARIES or IUSACELL fails to pay 4 (four) or more of the weekly installments to which reference is made in Clause Third hereof, the right to direct the trustee as to how the Shares will be voted will be exercised only by JREA.

      In the event that (a) the IUSACELL SUBSIDIARIES' Shareholders' Meetings to approve the capital reimbursements mentioned throughout this Agreement are not held, or else that the transfer of the IUSACELL SUBSIDIARIES Shares is not completed on or before October 3, 2005, or (b) Iusacell PCS, S.A. de C.V., any of the other IUSACELL SUBSIDIARIES or IUSACELL does not pay JREA the amount of the capital reimbursements resulting from the redemption of the IUSACELL SUBSIDIARIES Shares plus interest, as and when agreed upon hereunder, namely, during a term of 4 (four) or more weeks (consistent with the weekly installment system established in Clause Third hereof), JREA may retain and take possession of any amounts already paid to him, as liquidated damages [PENA CONVENCIONAL] for the default of Iusacell PCS, S.A. de C.V., any of the other IUSACELL SUBSIDIARIES or IUSACELL. Furthermore, JREA may demand Iusacell PCS, S.A. de C.V., any of the other IUSACELL SUBSIDIARIES or IUSACELL strict fulfillment of their obligations under the Joint Venture

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Agreement and this Agreement, as provided in Article 1949 of the Federal Civil
Code.

      EIGHTH. In view of the preceding Clauses, the parties will enter into such contracts, agreements and covenants and hold such Shareholders' Meetings and take such action as may be necessary in order to effect the capital reimbursements resulting from the redemption of the IUSACELL SUBSIDIARIES Shares, in accordance with the system agreed upon by the parties in order to obtain the maximum tax benefit pursuant to the applicable statutes, regulations and circular letters.

      NINTH. The parties will make their best efforts in order to agree upon, as soon as possible and with the aid of their tax advisors and legal counsel, the best structure to carry out and formalize the transaction which is the subject matter of this Agreement within no more than thirty (30) calendar days.

      This Agreement is signed in the City of Mexico, Federal District, on this 3rd day of November, 2003.

                                   Grupo Iusacell Celular, S.A. de C.V.

                                   Grupo Iusacell, S.A. de C.V.

                                   By:

(An illegible signature)           (An illegible signature)
Jose Ramon Elizondo Anaya          Pedro Padilla Longoria
                                   Attorney in fact

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                                   (An illegible signature)
                                   Jose Ignacio Morales Elcoro
                                   Attorney in fact

                                   Iusacell PCS, S.A. de C.V.
                                   Iusatel, S.A. de C.V.
                                   Iusatelecomunicaciones, S.A. de C.V.
                                   Punto-a-Punto Iusacell, S.A. de C.V.
                                   Infotelecom, S.A. de C.V.

                                   By:

                                   (An illegible signature)
                                   Pedro Padilla Longoria
                                   Attorney in fact

                                   (An illegible signature)
                                   Jose Ignacio Morales Elcoro
                                   Attorney in fact

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